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                                                                   Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chittenden Corporation

We consent to the incorporation by reference in the registration statement on Form S-3 of Chittenden Corporation, relating to the Dividend Reinvestment and Stock Purchase Plan dated June 15, 1999, of our report dated January 22, 1999, with respect to the consolidated balance sheets of Vermont Financial Services Corp. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for the years then ended, which report is incorporated by reference in the current report on Form 8-K dated June 11, 1999 of Chittenden Corporation.

We also consent to the reference to our firm under the heading "Experts" in the prospectus relating to the Dividend Reinvestment and Stock Purchase Plan dated June 15, 1999.

KPMG LLP
Hartford, Connecticut
June 15, 1999